UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 10, 2010

The Walt Disney Company

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11605	95-4545390
(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street Burbank, California	91521
(Address of principal executive offices)	(Zip Code)

(818) 560-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e) On March 10, 2010, the shareholders of the Registrant approved amendments to the Registrant’s Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”) at the Registrant’s annual meeting of shareholders. The amendment increased the number of shares authorized under the plan from 136,000,000 to 178,000,000 shares. The 2005 Plan as amended to reflect this amendment is filed as Exhibit 10.1 to this report and the terms thereof are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On March 10, 2010, the shareholders of the Registrant approved amendments to the Registrant’s Restated Certificate of Incorporation at the Registrant’s annual meeting of shareholders and the amendments became effective the following day upon filing of the Restated Certificate of Incorporation as amended with the Delaware Secretary of State. The amendments to the Restated Certificate of Incorporation are described in the proxy statement dated January 22, 2010, for the Registrant’s annual meeting in the section entitled “Approval of Amendments to the Restated Certificate of Incorporation,” which is incorporated herein by reference. The Restated Certificate of Incorporation, as amended, is filed as Exhibit 3.1 to this report and the terms thereof are incorporated herein by reference.

Immediately following the annual meeting of shareholders, the Board of Directors of the Registrant adopted an amendment to the Bylaws of the Company to conform Article IX, Section 1 of the Bylaws relating to amendment of the Bylaws by shareholder vote to the amended provisions of the Restated Certificate of Incorporation by changing the vote required for amendment of the Bylaws by shareholder vote from a 66 2/3% of the outstanding capital stock to a majority of the outstanding capital stock. The Bylaws of the Registrant, as amended, are filed as Exhibit 3.2 to this report and the terms thereof are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The final results of voting on each of the matters submitted to a vote of security holders during the Registrant’s annual meeting of shareholders on March 10, 2010 are as follows.

		For	Against	Abstentions	Broker Non-Votes
1.	Election of Directors:
	Susan E. Arnold	1,340,324,243	75,179,131	3,238,005	219,774,269
	John E. Bryson	1,404,021,376	11,259,246	3,460,757	219,774,269
	John S. Chen	1,330,006,907	85,163,654	3,570,818	219,774,269
	Judith L. Estrin	1,392,803,481	22,690,467	3,247,431	219,774,269
	Robert A. Iger	1,408,815,238	7,246,803	2,679,338	219,774,269
	Steven P. Jobs	1,381,191,524	34,993,226	2,556,629	219,774,269
	Fred H. Langhammer	1,278,190,514	125,782,619	14,768,246	219,774,269
	Aylwin B. Lewis	1,341,416,611	73,772,686	3,552,082	219,774,269
	Monica C. Lozano	1,403,608,148	11,763,352	3,369,879	219,774,269
	Robert W. Matschullat	1,408,019,569	7,255,134	3,466,676	219,774,269
	John E. Pepper, Jr.	1,337,470,024	77,903,677	3,367,678	219,774,269
	Sheryl Sandberg	1,406,260,656	9,154,282	3,326,441	219,774,269
	Orin C. Smith	1,347,055,303	68,250,480	3,435,596	219,774,269

	Under the Registrant’s Bylaws, each of the directors was elected, having received more votes “for” than “against.”

		For	Against	Abstentions

2.	Ratification of PricewaterhouseCoopers LLP as registered public accountants	1,619,037,325	14,799,519	4,678,813

	Under the Registrant’s Bylaws, the selection of PricewaterhouseCoopers was ratified, having received “for” votes from more than a majority of shares cast for, against or abstain.

		For	Against	Abstentions	Broker Non-Votes

3.	Approval of amendments to the Amended and Restated 2005 Stock Incentive Plan	874,671,768	538,557,403	5,505,912	219,780,565

	Under the Registrant’s Bylaws, the amendment to the plan was approved, having received “for” votes from more than a majority of shares cast for, against or abstain.

		For	Against	Abstentions
4.	Approval of amendments to the Restated Certificate of Incorporation relating to interested person transactions	1,602,785,521	29,002,915	6,727,212

	Under the Registrant’s Restated Certificate of Incorporation, the amendment was approved, having received “for” votes from more than four-fifths of the shares outstanding.

5.	Approval of amendments to the Restated Certificate of Incorporation relating to bylaw amendments	1,612,110,656	19,751,086	6,653,906

	Under the Registrant’s Restated Certificate of Incorporation, the amendment was approved, having received “for” votes from more than two-thirds of the shares outstanding.

6.	Approval of amendments to the Restated Certificate of Incorporation relating to tracking stock provisions	1,617,976,268	14,157,049	6,382,331

	Under the Registrant’s Restated Certificate of Incorporation, the amendment was approved, having received “for” votes from more than a majority of the shares outstanding.

7.	Approval of amendments to the Restated Certificate of Incorporation relating to classified board transition provisions	1,615,593,595	16,021,679	6,900,374

	Under the Registrant’s Restated Certificate of Incorporation, the amendment was approved, having received “for” votes from more than a majority of the shares outstanding.

		For	Against	Abstentions	Broker Non-Votes
8.	Shareholder proposal relating to shareholder advisory vote on executive compensation	673,418,022	638,025,485	107,291,445	219,780,696

	Under the Registrant’s Bylaws, the proposal failed, having received “for” votes from less than a majority of shares cast for, against or abstain.

9.	Shareholder proposal relating to ex-gay non-discrimination policy	25,812,318	1,179,667,468	213,255,166	219,780,696

	Under the Registrant’s Bylaws, the proposal failed, having received “for” votes from less than a majority of shares cast for, against or abstain.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

3.1	Restated Certificate of Incorporation of the Registrant

3.2	Bylaws of the Registrant

10.1	Amended and Restated 2005 Stock Incentive Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ ROGER J. PATTERSON
Roger J. Patterson
Managing Vice President, Counsel
Registered In-House Counsel

Dated: March 16, 2010

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